SIXTH AMENDMENT
                                     TO THE

                           UNITED MERIDIAN CORPORATION
                  1994 EMPLOYEE NONQUALIFIED STOCK OPTION PLAN

                  WHEREAS,  there is reserved to the Board of  Directors  of the
Company  in  Section  7  of  the  United  Meridian   Corporation  1994  Employee
Nonqualified Stock Option Plan (the "Plan") the right to amend the Plan;

                  NOW, THEREFORE, as of the effective date of the Ocean Energy, Inc. 1998 Long-Term Incentive Plan, the Plan is hereby amended as follows:

         1.       Section 2 is amended to read as follows:

                  "Notwithstanding anything in the Plan to the contrary, no options or other awards may be granted under the Plan on or after the effective date of this Sixth Amendment."

                  Except as amended by this Sixth Amendment, the Plan shall continue without interruption or change.

                  Dated: March 27, 1998